UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of earliest event reported: January 15, 2002

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841 1-3545	FPL GROUP, INC. FLORIDA POWER & LIGHT COMPANY 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419 59-0247775
State or other jurisdiction of incorporation or organization: Florida

Item 5. Other Events

(a)	Following is summarized consolidated financial information for FPL Group, Inc. (FPL Group):

		Years ended December 31,

		2001	2000

		(unaudited)
		(millions, except per share amounts)

	Operating revenues	$8,475	$7,082
	Net income(a)	$781	$704
	Diluted earnings per share(a)	$4.62	$4.14
	_____________________
	(a)

Includes merger-related costs which reduced FPL Group's net income and earnings per share by $19 million and $.11, respectively, in 2001 and $41 million and $.24, respectively, in 2000, as well as the positive effect in 2001 associated with applying Statement of Financial Accounting Standards No. 133 which increased net income and earnings per share by $8 million and $.04, respectively.

(b)	Following is summarized consolidated financial information for Florida Power & Light Company (FPL):

		Years ended December 31,

		2001	2000

		(unaudited)
		(millions)

	Operating revenues	$7,477	$6,361
	Net income(a)	$694	$622
	Net income available to FPL Group, Inc.(a)	$679	$607
	_____________________
	(a)		Includes merger-related costs which reduced both FPL's net income and net income available to FPL Group by $16 million in 2001 and $38 million in 2000.
(c)

On January 15, 2002, Roy Oorbeek and Richard Berman filed suit in the U. S. District Court for the Southern District of Florida against FPL Group (as an individual and nominal defendant); its current and certain former directors; and certain current and former officers of FPL Group and FPL, including James L. Broadhead, Lewis Hay III, Dennis P. Coyle, Paul J. Evanson and Lawrence J. Kelleher. The lawsuit alleges that the proxy statements relating to shareholder approval of FPL Group's Long Term Incentive Plan (LTIP) and its proposed, but unconsummated, merger with Entergy Corporation (Entergy) were false and misleading because they did not affirmatively state that payments made to certain officers under FPL Group's LTIP upon shareholder approval of the merger would be retained by the officers even if the merger with Entergy was not consummated and did not state that under some circumstances payments made pursuant to FPL Group's LTIP might not be deductible by FPL Group for federal income tax purposes. It also alleges that FPL Group's LTIP required either consummation of the merger as a condition to the payments or the return of the payments if the transaction did not close, and that the actions of the director defendants in approving the proxy statements, causing the payments to be made, and failing to demand their return constitute corporate waste. The plaintiffs seek to have the shareholder votes approving FPL Group's LTIP and the merger declared null and void, the return to FPL Group of the payments received by the officers, compensatory damages from the individual defendants and attorneys' fees. The defendants intend to file a motion to dismiss the complaint or stay the proceeding for failure to make a demand, as required by the Florida Business Corporation Act, that the board of directors of FPL Group take action with respect to the matters alleged in the complaint. FPL Group's board of directors has established a special committee to investigate a demand b y another shareholder that the board take action to obtain the return of the payments made to the officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
FLORIDA POWER & LIGHT COMPANY
(Registrants)

Date: January 28, 2002

K. MICHAEL DAVIS

K. Michael Davis
Controller and Chief Accounting Officer of FPL Group, Inc. Vice President, Accounting, Controller and
Chief Accounting Officer of Florida Power & Light Company
(Principal Accounting Officer of the Registrants)